EXHIBIT 99.1

First Financial Bancorp to Prepay $232 Million of FHLB Advances

Cincinnati, Ohio – August 30, 2010 – First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today that it has completed the prepayment of approximately $232 million of Federal Home Loan Bank (“FHLB”) advances.  All of the advances were assumed as part of the FDIC-assisted transactions the Company conducted during the third quarter 2009.

Claude Davis, President and Chief Executive Officer commented, “As we mentioned in our second quarter 2010 earnings release, we have been evaluating alternatives related to our growing cash position.  We concluded that reducing our borrowing levels provides the largest incremental, risk-adjusted benefit to shareholder value among the alternatives under consideration and we will continue to evaluate other opportunities as market conditions permit.

“Even though our cash position has been reduced by over $250 million, our balance sheet remains strong as capital levels remain essentially unchanged and we continue to maintain a high degree of liquidity.  Thus, we are still well-positioned to take advantage of strategic opportunities in our markets and continue investing in our franchise.”

Details include the following:

▪
FHLB advances with a principal balance of approximately $232 million in the aggregate were prepaid.  These advances had a weighted average remaining maturity of 5.5 years and an effective duration of approximately 3.3 years.

▪	The cost of funds related to these advances carried a weighted average effective yield of 2.08% after adjusting for the impact of purchase accounting adjustments.

▪	Including the impact of purchase accounting adjustments, net prepayment penalties of approximately $8.0 million were recognized, or $0.09 per diluted common share after tax.

▪	Funding for the prepayments consisted entirely of interest-bearing deposits with other banks that were previously earning 0.25%.

As a result, First Financial estimates it will realize pre-tax interest expense savings of $1.7 million during the remainder of 2010, $4.4 million for the full year 2011 and $3.3 million for the full year 2012.  Had the prepayments occurred during the second quarter 2010, the Company estimates that they would have enhanced net interest margin by approximately 27 basis points.  The net pre-tax loss of approximately $8.0 million will be recognized during the third quarter 2010 and will reduce diluted earnings per share by $0.09 based on the number of average diluted common shares outstanding as of June 30, 2010.

First Financial expects to remain asset sensitive following the impact of the prepayments and well-positioned to take advantage of increases in interest rates when they occur.  Furthermore, in addition to liquidity on hand, the Company will have available and unused wholesale funding capacity in excess of approximately $2.6 billion.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes’’, ‘‘anticipates’’, ‘‘intends’’, and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding anticipated future financial performance.  However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	management’s ability to effectively execute its business plan;
•
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

•
the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures;

•	the effects of and changes in policies and laws of regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
•	inflation and possible changes in interest rates;
•	our ability to keep up with technological changes;
•
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including our ability to successfully integrate the branches of Peoples and Irwin which were acquired out of FDIC receivership;

•	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company;
•
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

•	our ability to increase market share and control expenses;
•
the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets;

•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
•
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

•	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company.  As of June 30, 2010, the company had $6.6 billion in assets, $4.4 billion in loans, $5.2 billion in deposits and $707 million in shareholders’ equity.  The company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management.  The commercial and retail units provide traditional banking services to business and consumer clients.  The Wealth Resource Group provides financial planning, investment management, trust and estate, brokerage, insurance and retirement plan services and had approximately $2.2 billion in assets under management as of June 30, 2010.  The company’s strategic operating markets are located in Ohio, Indiana, Kentucky and Michigan where it operates 113 banking centers across 75 communities.  Additional information about the company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts	Media
Kenneth Lovik	Cheryl Lipp
Vice President, Investor Relations and	First Vice President, Director of Communications
Corporate Development	(513) 979-5797
(513) 979-5837	cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com